Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-80937) of G-III Apparel Group, Ltd.,
(2)	Registration Statement (Form S-8 No. 333-115010) of G-III Apparel Group, Ltd.,
(3)	Registration Statement (Form S-8 No. 333-125804) of G-III Apparel Group, Ltd.,
(4)	Registration Statement (Form S-8 No. 333-143974) of G-III Apparel Group, Ltd.,
(5)	Registration Statement (Form S-8 No. 333-160056) of G-III Apparel Group, Ltd.,
(6)	Registration Statement (Form S-8 No. 333-184700) of G-III Apparel Group, Ltd., and
(7)	Registration Statement (Form S-8 No. 333-205602) of G-III Apparel Group, Ltd.

of our reports dated April 3, 2017, with respect to the consolidated financial statements and schedule of G-III Apparel Group, Ltd. and subsidiaries and the effectiveness of internal control over financial reporting of G-III Apparel Group, Ltd. and subsidiaries, included in this Annual Report (Form 10-K) of G-III Apparel Group, Ltd. and subsidiaries for the year ended January 31, 2017.

/s/ Ernst & Young LLP

New York, New York

April 3, 2017